Exhibit 99
                              Exhibit Index

     The exhibits listed below are filed as part of Form 10-QSB for the quarter ended February 28, 1998.

    4.1 Master Loan Agreement, dated as of March 18, 1998, between CoBank, ACB and the Registrant (filed as exhibit 10.1)

   10.1 Master Loan Agreement, dated as of March 18, 1998, between CoBank, ACB and the Registrant

   27          Financial Data Schedule